UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2018

Banny Cosmic International Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-27791	98-0412805
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Flat 1412, 14/F, Tower 1, Silvercord, Canton Road, Tsim Sha Tsui East, Kowloon, Hong Kong.

(Address of Principal Executive Offices) (Zip Code)

(852) 9601 5688

Registrant’s telephone number, including area code

_________________________________________________

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). ☐ Yes     ☒ No

Item 8.01 Other Events

The Company is pleased to announce that it has completed the process of changing its name from Wincash Apolo Gold & Energy, Inc. to Banny Cosmic International Holdings, Inc. This better reflects the Company’s new business, which is to operate as the exclusive distributor of the wines of Banny Wine Cellar.

The Company has also filed Amended and Restated Articles of Incorporation to authorize 1,100,000,000 shares of capital stock with a par value of $.001, of which 1,000,000,000 shares are designed as common and 100,000,000 of which are designated as preferred.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Banny Cosmic International Holdings, Inc.

	By:	/s/ Liu Wenxin
Date: July 31, 2018		Liu Wenxin, Chief Executive Officer

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